UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

DivX, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 11, 2010 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders:

1.	Elected as Class I directors Christopher McGurk and James C. Brailean, Ph.D. to hold office until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Re-approved the Internal Revenue Code Section 162(m) performance criteria and award limits of the DivX, Inc. 2006 Equity Incentive Plan to permit the Company to continue to grant awards to its key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

At the Annual Meeting, the stockholders voted as follows:

Matter	Votes For	Votes Against/ Withheld	Abstentions	Broker Non-Votes
1.a. Election of Christopher McGurk	17,329,664	2,193,324	Not applicable	7,035,703
1.b. Election of James C. Brailean	17,763,878	1,759,110	Not applicable	7,035,703
2. Ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm	22,839,922	3,699,911	18,858	—
3. Re-approval of the Internal Revenue Code Section 162(m) performance criteria and award limits of the DivX, Inc. 2006 Equity Incentive Plan	16,175,622	2,244,041	1,103,325	7,035,703

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVX, INC.

Dated: June 16, 2010	By:	/S/ DAN L. HALVORSON
	Name:	Dan L. Halvorson
	Title:	Chief Financial Officer and Executive Vice President Operations